SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Event: February 4, 1997
                        Date of Report: February 5, 1997


                             PLM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)


        1-9670                                      94-3041257
(Commission File Number)               (I.R.S. Employer Identification No.)



One Market
Steuart Street Tower, Suite 800
San Francisco, California                                     94105-1301
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (415) 974-1399

ITEM 5.  Other Events.

PLM International, Inc. (the "Company") announced that it has received a copy of a class action complaint filed in the Circuit Court of Mobile, Alabama. A copy of the press release announcing this complaint is attached as an exhibit to this form.

Attachments:

Exhibit 1:  Press release, dated February 4, 1997

                                    EXHIBIT 1

                                                           Contact: Janet Turner
                                              Vice President, Investor Relations
                                                                    415-905-7214


                      PLM INTERNATIONAL NAMED IN COMPLAINT

FOR IMMEDIATE RELEASE

San Francisco, California, February 4, 1997 --- San Francisco-based PLM International, Inc. (ASE:PLM) today announced that it has received a copy of a class action complaint filed in the Circuit Court of Mobile, Alabama. The complaint names PLM International, Inc. ("PLMI" or the "Company"), PLM Financial Services, Inc. ("FSI"), PLM Investment Management, Inc. ("IMI"), PLM Transportation Equipment Corporation ("TEC"), and PLM Securities Corp. ("PLM Securities," and, collectively with all other defendants, the "PLM Entities"), as defendants. The PLM Entities have not yet been formally served with the complaint, however, while the Company is currently reviewing the substance of the allegations, it believes the allegations to be completely without merit and intends to defends this matter vigorously.

The plaintiffs, who filed the complaint on their own behalf and on behalf of all class members similarly situated, are six individuals who allegedly invested in certain California limited partnerships (the "Partnerships") sponsored by PLM Securities, for which FSI acts as the general partner, including PLM Equipment Growth Fund IV, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, and PLM Equipment Growth & Income Fund VII.

The complaint purports eight causes of action against all defendants as follows: fraud and deceit, suppression, negligent misrepresentation and suppression, intentional breach of fiduciary duty, negligent breach of fiduciary duty, unjust enrichment, conversion, and conspiracy. Additionally, plaintiffs allege a cause of action for breach of third party beneficiary contracts against and in violation of the NASD rules of fair practice by PLM Securities alone.

Plaintiffs allege that each defendant owed plaintiffs and the class certain duties due to their status as fiduciaries, financial advisors, agents, general partner, and control persons. Based on these duties, plaintiffs assert liability against the PLM Entities for improper sales and marketing practices, mismanagement of the Partnerships, and concealing such mismanagement from investors in the Partnerships. Plaintiffs seek unspecified compensatory and rescissory damages, as well as punitive damages, and have offered to tender their limited partnership units back to the defendants.

PLM International is a diversified equipment leasing company providing services to transportation, industrial, and commercial companies. With a combined owned and managed portfolio of $1.3 billion in equipment, PLM International operates one of the twenty-five largest asset leasing pools in the United States today. The Company specializes in creating equipment leasing solutions for domestic and international customers.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                            PLM INTERNATIONAL, INC.
                                            (Registrant)


DATE:  February 5, 1997                     By:/s/ J. Michael Allgood
                                               ------------------------------
                                               J. Michael Allgood
                                               Vice President and
                                               Chief Financial Officer